MERGER AGREEMENT

by and among

CHINA SXAN BIOTECH, INC.,

a Nevada corporation,

SNX ACQUISITION CORP.,

a Nevada corporation

and

SNX ORGANIC FERTILIZERS, INC.

a Delaware corporation

Dated as of January 15, 2010

MERGER AGREEMENT

This Merger Agreement (the “Agreement”) is made and entered into as of January 15, 2010 by and among China SXAN Biotech, Inc.., a Nevada corporation (“CSXB”), SNX Acquisition Corp., a Nevada corporation (the “Merger Sub”), and SNX Organic Fertilizers Inc., a corporation formed under the laws of the State of Delaware (“SNX”). Each of CSXB, Merger Sub and SNX is referred to herein individually as a “Party” and all are referred to collectively as the “Parties.”

PREAMBLE

WHEREAS, SNX owns 100% of the equity of Beijing Shennongxing Technology Co. Ltd., a wholly foreign-owned enterprise (WOFE) organized under the laws of the People’s Republic of China (“Beijing SNX”).

WHEREAS, CSXB is an OTCBB listing company, organized under the laws of State of Nevada.

WHEREAS, the Boards of Directors of CSXB and SNX have determined that a business combination between CSXB and SNX is advisable and in the best interests of their respective companies and stockholders and in furtherance thereof have approved the merger of SNX into Merger Sub, which is a wholly-owned subsidiary of CSXB (the “Merger”).

WHEREAS, pursuant to the Merger, all issued and outstanding shares of common stock of SNX, $0.00001 par value (the “SNX Shares”), shall be cancelled and converted into the right to receive common shares and shares of CSXB Series C Preferred Stock (the “Merger Shares”), which shares shall collectively represent approximately 94.55% of the voting stock of CSXB after the Merger.

WHEREAS, in connection with the Merger, the directors and officers of CSXB will resign from their positions and appoint directors and officers designated by SNX.

WHEREAS, prior to the Merger, American SXAN Biotech, Inc., a Delaware corporation and a wholly-owned subsidiary of CSXB (“SXAN Holding”), which owns all of the assets of CSXB, will enter into an agreement with CSXB and Feng Zhenxin, its CEO, pursuant to which SXAN Holdings will assumed all of the actual and contingent liabilities of CSXB which existed prior to the Merger, and Mr. Feng will manage SXAN Holdings after the Merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquired Entities” means SNX and Beijing SNX, collectively.

“Applicable Law” means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties or to the Merger.

“Beijing SNX” has the meaning set forth in the Preamble.

“Closing” has the meaning set forth in Section 1.02.

“DGCL” means the Delaware General Corporation Law.

"Knowledge” means, in the case of CSXB or SNX, a particular fact or other matter of which its Chief Executive Officer or Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

“Material Adverse Effect” with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

“Merger” has the meaning set forth in the Preamble.

“Merger Shares” has the meaning set forth in the Preamble.

“NGCL” means the Nevada General Corporation Law.

 “Person” means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

“SNX Shares” has the meaning set forth in the Preamble.

“Tax” (and, with correlative meaning, “Taxes” and “Taxable”) means:

(i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

(ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any taxable period, and

(iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

“Tax Return” means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

ARTICLE I
THE MERGER

SECTION 1.01                                THE MERGER

Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the NGCL, at the Effective Time (as hereinafter defined), all SNX Shares shall be cancelled and converted into the right to receive the Merger Shares.  In connection therewith, the following terms shall apply:

(a)           Exchange Agent.  Robert Brantl, Esq., counsel for SNX, shall act as the exchange agent (the “Exchange Agent”) for the purpose of exchanging SNX Shares for the Merger Shares.   At or prior to the Closing, CSXB shall deliver to the Exchange Agent the Merger Shares.

(b)           Series C Preferred Shares.  Prior to the Closing, CSXB shall file with the Secretary of State of Nevada a Certificate of Designation of Series C Preferred Shares in the form of Schedule 1.01 hereto.

(c)           Conversion of Securities.

(i)           Conversion of SNX Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of CSXB, SNX or the Merger Sub, or the holders of any of their respective securities:

(A)           The issued and outstanding shares of common stock of SNX (the “SNX Shares”) immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, a total of 40,000,000 shares of the Common Stock of CSXB and 3,600 shares of Series C Preferred Share of CSXB (collectively, the “Merger Shares”).  The Merger Shares shall be distributed among the shareholders of SNX in proportion to their respective ownership interests in SNX.

(B)           All SNX Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.02(c)(i) upon the surrender of such certificate in accordance with Section 1.07, without interest.  No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

(C)           The Series C Preferred Stock included in the Merger Shares shall be convertible into 360,000,000 shares of Common Stock of CSXB.  The Merger Shares shall represent 94.55% on a fully diluted basis, of the voting power of all classes of issued and outstanding stock of CSXB at the Effective Time, after giving effect to the Merger.

(ii)           Conversion of Merger Sub Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of SNX, CSXB, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of CSXB.

SECTION 1.02                                           CLOSING

The closing of the Merger (the “Closing”) will take place at the offices of Robert Brantl, Esq. within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as CSXB and SNX shall agree (the “Closing Date”), but in any event no later than January 31, 2010 unless extended by a written agreement of CSXB and SNX.

SECTION 1.03                                           MERGER; EFFECTIVE TIME

At the Effective Time and subject to and upon the terms and conditions of this Agreement, SNX shall merge with and into Merger Sub in accordance with the provisions of the NGCL, the separate corporate existence of SNX shall cease and Merger Sub shall continue as the Surviving Entity.  The Effective Time shall occur upon the latter of the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL, and the filing with the Secretary of State of the State of Nevada of Articles of Merger, executed in accordance with the applicable provisions of the NGCL (the “Effective Time”).  The date on which the Effective Time occurs is referred to as the “Effective Date.”  Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger and the Articles of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04                                            EFFECT OF THE MERGER

The Merger shall have the effect set forth in Section 92A.250 of the Nevada Revised Statutes.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of SNX and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of SNX and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05	CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS

Pursuant to the Merger:

(a)           The Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger.

(b)           The directors and officers of SNX immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06	RESTRICTIONS ON RESALE

(a)           The Series C Preferred Shares issued pursuant to the Merger will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until:  (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) CSXB receives an opinion of counsel for the holders of the shares proposed to be transferred, reasonably satisfactory to counsel for CSXB, that an exemption from the registration requirements of the Securities Act is available.

The certificates representing the Merger Shares which are being issued hereunder shall contain a legend substantially as follows:

“THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR CHINA SXAN BIOTECH, INC. RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CHINA SXAN BIOTECH, INC.  THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.”

SECTION 1.07                                EXCHANGE OF CERTIFICATES

(a)           EXCHANGE OF CERTIFICATES.  After the Effective Time, the holders of the SNX Shares shall be required to surrender all their SNX Shares to the Exchange Agent, and the holders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the SNX Shares theretofore represented by the stock certificates so surrendered shall have been exchanged pursuant to this Agreement.  Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented SNX Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such SNX Shares have been so exchanged.  No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented SNX Shares, until such certificate or certificates representing all the relevant SNX Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

(b)           FULL SATISFACTION OF RIGHTS.  All Merger Shares for which the SNX Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the SNX Shares.

(c)           EXCHANGE OF CERTIFICATES.  All certificates representing SNX Shares converted into the right to receive Merger Shares pursuant to this Article I shall be furnished to CSXB subsequent to delivery thereof to the Exchange Agent pursuant to this Agreement.

(d)           CLOSING OF TRANSFER BOOKS.  On the Effective Date, the stock transfer book of SNX shall be deemed to be closed and no transfer of SNX Shares shall thereafter be recorded thereon.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF CSXB

CSXB hereby represents and warrants to SNX, as of the date of this Agreement, and as of the Closing Date, except at otherwise indicated, and except in each case as disclosed in the CSXB disclosure letter delivered as of the date hereof, as follows:

SECTION 2.01     ORGANIZATION, STANDING AND POWER

CSXB is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. CSXB has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on CSXB. CSXB has delivered or made available to SNX a true and correct copy of the Articles of Incorporation (the “Articles of Incorporation”), and the Bylaws, or other charter documents, as applicable, of CSXB, each as amended to date. CSXB is not in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. Except as set forth in Section 2.02 hereof, there are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of CSXB, or otherwise obligating CSXB to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. CSXB does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than SXAN Holding.

 SECTION 2.02     CAPITALIZATION

(a)   There are 200,000,000 shares of capital stock, $.001 par value, of CSXB authorized, consisting of 100,000,000 shares of common stock (the “CSXB Common Shares”), 99,900,000 shares of Preferred Stock (the “CSXB Preferred Stock”) and 100,000 shares of Series B Convertible Preferred Stock (the “CSXB Series B Shares”). As of the date of this Agreement, there are 19,919,795 CSXB Common Shares issued and outstanding and no shares of CSXB Preferred Stock or CSXB Series B Preferred Stock outstanding..

(b)    Except for contractual rights exchangeable for a total of 153,442 shares of CXSB Common Stock, which have been designated as Series A Preferred Stock on the CSXB balance sheet, there are no contracts, commitments or agreements relating to voting, purchase or sale of CSXB’s capital stock (i) between or among CSXB and any Person and (ii) to the best of CSXB’s knowledge, between or among any of CSXB’s stockholders.

(c)   All outstanding CSXB Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law.

 SECTION 2.03     AUTHORITY FOR AGREEMENT

The execution, delivery, and performance of this Agreement by CSXB has been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of CSXB and Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by CSXB will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, CSXB's Articles of Incorporation or their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which CSXB is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to CSXB.  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) is required by or with respect to CSXB in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby.

SECTION 2.04     SEC DOCUMENTS; FINANCIAL CONDITION

CSXB has made available to SNX a true and complete copy of each statement, report, registration statement, definitive proxy statement, and other filings filed with the SEC by CSXB since January 1, 2008 (collectively, the “CSXB SEC Documents”). The CSXB SEC Documents are subject to pending comments by the Securities and Exchange Commission.  Subject to such changes as may be required in order to respond satisfactorily to the SEC’s comments, as of their respective filing dates the CSXB SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the CSXB SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed CSXB SEC Document. The financial statements of CSXB, including the notes thereto, included in the CSXB SEC Documents (the “CSXB Financial Statements”) were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The CSXB Financial Statements fairly present the financial condition and operating results of CSXB at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

SECTION 2.05     SARBANES-OXLEY ACT OF 2002

There has been no change in CSXB accounting policies since June 30, 2009 except as described in the notes to the CSXB Financial Statements. Each required form, report and document containing financial statements that has been filed with or submitted to the SEC since November 30, 2001, was accompanied by the certifications required to be filed or submitted by CSXB’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Since June 30, 2009, neither CSXB nor, to the knowledge of the CSXB, any director, officer, employee, auditor, accountant or representative of CSXB or any of its subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of CSXB or their respective internal accounting controls, including any complaint, allegation, assertion or claim that CSXB has engaged in questionable accounting or auditing practices, except for (A) any complaint, allegation, assertion or claim as has been resolved without any resulting change to CSXB’s accounting or auditing practices, procedures methodologies or methods of CSXB or its internal accounting controls and (b) questions regarding such matters raised and resolved in the ordinary course in connection with the preparation and review of CSXB’s financial statements and periodic reports. To the knowledge of CSXB, no attorney representing CSXB, whether or not employed by CSXB, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by CSXB or any of its officers, directors, employees or agents to the Board of Directors of CSXB or any committee thereof or to any director or officer of CSXB. To the knowledge of CSXB, no employee of CSXB has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable law.

SECTION 2.06     ABSENCE OF CERTAIN CHANGES OR EVENTS

Since September 30, 2009,

(a)   there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of CSXB;

(b)   CSXB has not (i) amended its Articles of Incorporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or exchanged or redeemed, or agreed to exchange or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

(c)   CSXB has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent CSXB balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07    ABSENCE OF UNDISCLOSED LIABILITIES

CSXB has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in CSXB’s Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “CSXB Balance Sheet”), (ii) those incurred in the ordinary course of business and not required to be set forth in the CSXB Balance Sheet under GAAP, (iii) those incurred in the ordinary course of business since the CSXB Balance Sheet date and not reasonably likely to have a Material Adverse Effect on CSXB, and (iv) those incurred in connection with this Agreement.

SECTION 2.08     GOVERNMENTAL AND THIRD PARTY CONSENTS

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with CSXB, is required by or with respect to CSXB in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the NGCL.

 SECTION 2.09     LITIGATION

There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of CSXB, threatened against or affecting CSXB or any of its respective assets or properties before any court or arbitrator or any governmental body, agency or official.  There is no injunction, judgment, decree, order or regulatory restriction imposed upon CSXB or any of its respective assets or business, or, to the knowledge of CSXB, any of its respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on CSXB.

 SECTION 2.10     INTERESTED PARTY TRANSACTIONS

Except as disclosed in its SEC filings, CSXB is not indebted to any officer or director of CSXB (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to CSXB, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

 SECTION 2.11     COMPLIANCE WITH APPLICABLE LAWS

To the Knowledge of CSXB, the business of CSXB has not been, and is not being, conducted in violation of any Applicable Law.

 SECTION 2.12     TAX RETURNS AND PAYMENT

CSXB has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. There is no claim for Taxes that is a Lien against the property of CSXB other than Liens for Taxes not yet due and payable. CSXB has not received written notification of any audit of any Tax Return of CSXB being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by CSXB which is currently in effect, and CSXB is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced CSXB Financial Statements.

SECTION 2.13     SECURITY LISTING

CSXB is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all CSXB public filings required under the Exchange Act have been made. The common stock of CSXB is listed for quotation on the OTC Bulletin Board. To the Knowledge of CSXB, CSXB has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.14     FINDERS’ FEES

CSXB has not incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 2.15     MINUTE BOOKS

The minute books of CSXB made available to SNX contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of CSXB during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 2.16     VOTE REQUIRED

The approval of CSXB’s Board of Directors is the only approval or vote necessary to approve this Agreement and the transactions contemplated hereby on behalf of such entity.

SECTION 2.17     BOARD APPOVAL

The Board of Directors of CSXB has (i) approved this Agreement and the Merger, and (ii) approved the issuance of the Merger Shares pursuant to Section 1.01.

SECTION 2.18     EMPLOYEE BENEFIT PLANS

There are no employee benefit plans maintained by CSXB.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SNX

SNX hereby represents and warrants to CSXB, as of the date of this Agreement and as of the Closing Date (except as otherwise indicated, and except in each case as disclosed in the SNX disclosure letter delivered as of the date hereof), as follows:

SECTION 3.01     ORGANIZATION, STANDING AND POWER

SNX is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. SNX is duly qualified to do business as a foreign corporation in each state in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such qualification necessary. Each of SNX and its subsidiaries has the power to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted and is duly authorized and qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on SNX. SNX has delivered or made available to CSXB a true and correct copy of the Certificate of Incorporation (the “Certificate of Incorporation”), and the Bylaws, or other charter documents, as applicable, of SNX and its subsidiaries, each as amended to date. Neither SNX nor its subsidiaries is in violation of any of the provisions of its respective charter or bylaws or equivalent organization documents. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of SNX, or otherwise obligating SNX or its subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. SNX does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

SECTION 3.02     CAPITALIZATION

There are 100,000,000 shares of SNX capital stock authorized, consisting of 100,000,000 shares of common stock with $0.0001 par value (the “SNX Common Shares”). As of the date of this Agreement, there are 4,000 issued and outstanding SNX Common Shares. No SNX Common Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the exchange of SNX Common Shares. There are no contracts, commitments or agreements relating to voting, purchase or sale of SNX’s capital stock (i) between or among SNX and any of its stockholders and (ii) to the best of SNX’s Knowledge, between or among any of SNX’s stockholders. No Person is entitled to any rights with respect to the conversion, exchange or delivery of the SNX Common Shares. The SNX Common Shares have been issued in compliance with Applicable Law.

SECTION 3.03     AUTHORITY FOR AGREEMENT

The execution, delivery and performance of this Agreement by SNX have been duly authorized by all necessary corporate action, and this Agreement constitutes their valid and binding obligation, enforceable against each of them in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by SNX will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, SNX’s Certificate of Incorporation or Bylaws, in each case as amended, or, to the Knowledge of SNX, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which SNX is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to SNX.   No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Entity is required by or with respect to SNX in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger as provided in Section 1.03; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on SNX and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

SECTION 3.04     GOVERNMENTAL OR THIRD PARTY CONSENT

No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with SNX, is required by or with respect to SNX in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05     BUSINESS OPERATIONS AND LIABILITIES- SNX.

SNX has conducted no business operations other than the acquisition of ownership of the capital stock of Beijing SNX.

SECTION 3.06     ORGANIZATION AND STANDING – SUBSIDIARIES

Beijing SNX is a corporation duly organized, validly existing and in good standing under the laws of the People’s Republic of China. Beijing SNX  has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

SECTION 3.07     OWNERSHIP OF SUBSIDIARIES

SNX is the owner of one hundred percent (100%) the registered capital stock of Beijing SNX free and clear of all Liens, encumbrances, and restrictions whatsoever. No Person other than SNX has any equity interest in the registered capital of Beijing SNX whether by tender of consideration or otherwise.

SECTION 3.08     CORPORATE RECORDS

All of the books and records of each of the Acquired Entities including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by any of the Acquired Entities with any government agency with respect to its business and operations have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

SECTION 3.09     FINANCIAL STATEMENTS – SNX

The consolidated financial statements of SNX for the years ended December 31, 2008 and 2007 and the nine month period ended September 30, 2009 that will be delivered to CSXB prior to the Closing will have been prepared in accordance with accounting principles generally accepted in the United States and will fairly present the financial condition of SNX at the date presented and the results of operations of SNX for the period presented.  The financial statements shall be accompanied by an audit opinion rendered by an independent accountant registered with the PCAOB.

SECTION 3.10     TAXES

Each of the Acquired Entities has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of any of the Acquired Entities other than Liens for Taxes not yet due and payable. All Taxes due and owing by any of the Acquired Entities have been paid. None of the Acquired Entities is the beneficiary of any extension of time within which to file any tax return.

SECTION 3.11     PENDING ACTIONS

There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or threatened, against or affecting any of the Acquired Entities, or against their Officers or Directors that arose out of their operation of any of the Acquired Entities.  None of the Acquired Entities nor any of their Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a Material Adverse Effect on the business of any of the Acquired Entities. There is no injunction, judgment, decree, order or regulatory restriction imposed upon SNX or any of the Acquired Entities or any of their respective assets or business, or, to the knowledge of SNX, any of its respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on SNX or any of the Acquired Entities.

SECTION 3.12     INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS

To the Knowledge of SNX, Beijing SNX has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. Beijing SNX has not received any written notice that the rights of any other person are violated by the use by Beijing SNX of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the Knowledge of SNX, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.13     COMPLIANCE WITH LAWS

Beijing Shenglongxing Technology co. Ltd.’s operations have been conducted in all material respects in accordance with all applicable statutes, laws, rules and regulations. Beijing Shenglongxing Technologyis not in violation of any law, ordinance or regulation of the People’s Republic of China or of any other jurisdiction. Beijing Shenglongxing Technology holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, the “Permits”) necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 3.14     FINDERS’ FEES

Neither SNX nor Beijing SNX has incurred, nor will it incur, directly or indirectly, any liability for brokers’ or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

SECTION 3.15     MINUTE BOOKS

The minute books of the Acquired Entities made available to CSXB contain in all material respects a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of the Acquired Entities during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

SECTION 3.16     VOTE REQUIRED

The approvals of SNX’s Board of Directors and Shareholders are the only approvals or votes necessary to approve this Agreement and the transactions contemplated hereby on behalf of SNX.

SECTION 3.17     BOARD APPOVAL

The Board of Directors of SNX has approved this Agreement and the Merger.

ARTICLE IV
CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01     COVENANTS OF SNX

SNX covenants and agrees that, during the period from the date of this Agreement until the Closing Date, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, SNX shall conduct and shall cause Beijing SNX to conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of CSXB, none of the Acquired Entities shall:

(a)	Amend its Certificate of Incorporation or Bylaws;

(b)
pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)	sell, transfer, or otherwise dispose of any material assets required for the operations of SNX’s business, except in the ordinary course of business consistent with past practices;

(e)	declare or pay any dividends on or make any distribution of any kind with respect to the SNX Shares (provided that Beijing SNX may pay dividends or distributions of any kind to SNX); and

(f)
use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to SNX's business, operations or assets where such violation would have a Material Adverse Effect on SNX.

SECTION 4.02     COVENANTS OF CSXB

CSXB covenants and agrees that, during the period from the date of this Agreement until the Closing Date, CSXB shall, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of SNX shall not:

(a)	amend its Articles of Incorporation or Bylaws;

(b)	pay or agree to pay to any employee, officer or director compensation of any kind or amount;

(c)	merge or consolidate with any other entity or acquire or agree to acquire any other entity;

(d)
create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of its material assets;

(e)	make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

(f)	declare or pay any dividends on or make any distribution of any kind with respect to CSXB;

(g)	issue any additional shares of CSXB capital stock or take any action affecting the capitalization of CSXB or the CSXB Common Shares; and

(h)	grant any severance or termination pay to any director, officer or any other employees of CSXB.

SECTION 4.03     COVENANTS OF THE PARTIES

(a)   Tax-free Reorganization. The Parties intend that the Merger qualify as a Tax-free “reorganization” under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free “reorganization” under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement.

(b)   Announcement. Neither SNX, on the one hand, nor CSXB on the other hand, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, CSXB shall issue a press release, which shall be approved by SNX, and file a Current Report on Form 8-K reporting the execution of the Agreement.

(c)   Notification of Certain Matters. SNX shall give prompt written notice to CSXB, and CSXB shall give prompt written notice to SNX, of:

(i)   The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date; and

(ii)   Any material failure of SNX, on the one hand, or CSXB, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

(d)   Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

(i)   The preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

(ii)   The satisfaction of the Party's conditions precedent to Closing.

(e)   Access to Information

(i)   Inspection by SNX. CSXB will make available for inspection by SNX, during normal business hours and in a manner so as not to interfere with normal business operations, all of CSXB’s records (including tax records), books of account, premises, contracts and all other documents in CSXB’s possession or control that are reasonably requested by SNX to inspect and examine the business and affairs of CSXB. CSXB will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of SNX concerning the business and affairs of CSXB. SNX will treat and hold as confidential any information it receives from CSXB in the course of the reviews contemplated by this Section 4.03(e). No examination by SNX will, however, constitute a waiver or relinquishment by SNX of its rights to rely on CSXB’s covenants, representations and warranties made herein or pursuant hereto.

(ii)   Inspection by CSXB. SNX will, if requested, make available for inspection by CSXB, during normal business hours and in a manner so as not to interfere with normal business operations, all of the Acquired Entities’ records (including tax records), books of account, premises, contracts and all other documents in SNX’s possession or control that are reasonably requested by CSXB to inspect and examine the business and affairs of the Acquired Entities. SNX will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of CSXB concerning the business and affairs of the Acquired Entities. CSXB will treat and hold as confidential any information it receives from SNX in the course of the reviews contemplated by this Section 4.03(e). No examination by CSXB will, however, constitute a waiver or relinquishment by CSXB of its rights to rely on SNX’s covenants, representations and warranties made herein or pursuant hereto.

(f)           CSXB Board of Directors. As promptly as possible after the Closing Date or in accordance with applicable law, all of the officers and members of the board of directors of CSXB shall tender their resignations as officers and directors of CSXB, and the vacancies created on the CSXB board of directors shall be filled by persons designated by the Board of Directors of SNX ten (10) days after the filing and mailing of a Schedule 14F-1.

ARTICLE V
CONDITIONS PRECEDENT

SECTION 5.01     CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS

The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both CSXB and SNX:

(a)   Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals, permits and authorizations required under their respective charter documents, and all consents, including any material consents and waivers by the Parties’ respective lenders and other third-parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

(b)   Shareholder Approval.  The shareholders of SNX shall have approved the Merger, either at a meeting duly called for that purpose or by written consent with notice duly given to the remainder of the shareholders.

(c)   Assignment and Assumption and Management Agreement.  CSXB, SXAN Holding and Feng Zhenxin shall have executed an Assignment and Assumption and Management Agreement in the form annexed hereto as  Schedule 5.01.

(d)   Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which is likely to result (i) in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, or (ii) in limiting or restricting SNX or CSXB’s conduct or operation of the business of SNX or CSXB or any of their subsidiaries, following the Merger.

SECTION 5.02     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF CSXB

The obligations of CSXB on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by CSXB:

(a)   Representations and Warranties. The representations and warranties by SNX in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(b)   Performance. SNX shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

(c)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to CSXB and its counsel, and CSXB and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(d)   Certificate of Good Standing. SNX shall have delivered to CSXB a certificate as to the good standing of SNX certified by the Secretary of State of the State of Delaware on or within five (5) business days prior to the Closing Date.

(e)   Material Changes. Except as contemplated by this Agreement, since the date hereof, none of the Acquired Entities shall have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which any of the Acquired Entities is a party which is reasonably likely to have a Material Adverse Effect on any of the Acquired Entities.

(f)   Due Diligence. CSXB shall have satisfactorily completed its due diligence investigation of SNX.

(g)   SEC Filing. No less than one week prior to the Closing, SNX shall have delivered to CSXB the financial statements, report of SNX’s independent registered public accountant, and other information required for inclusion in the Current Report that CSXB will file with the SEC within four business days after the Closing.

(h    Certificate of SNX.  CSXB shall have been provided with a certificate executed on behalf of SNX by its President and Chief Financial Officer certifying that the condition set forth in Section 5.02(b) shall have been fulfilled.

SECTION 5.03     CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SNX

The obligations of SNX on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by SNX:

(a)   Representations and Warranties. The representations and warranties by CSXB in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

(b)   Performance. CSXB shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

(c)   Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SNX and its counsel, and SNX and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

(d)   Certificates of Good Standing. CSXB shall have delivered to SNX a certificate as to its good standing in the State of Nevada, in each case certified by the Secretary of State not more than five (5) business days prior to the Closing Date.

(e)   Material Changes. Except as contemplated by this Agreement, since the date hereof, CSXB shall not have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which CSXB is a party which is reasonably likely to have a Material Adverse Effect on CSXB.

(f)   Due Diligence. SNX shall have satisfactorily completed its due diligence investigation of CSXB.

(g)   Status of CSXB. As at the Effective Time of the Merger, CSXB (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) shall have outstanding no more than 20,073,237 CSXB Common Shares; and there shall be no other CSXB Common Shares outstanding nor, except as provided hereunder, any options, warrants or rights to acquire capital stock of CSXB whether for additional consideration or on conversion.

(h)   Certificate of CSXB.  SNX shall have been provided with a certificate executed on behalf of CSXB by its President and Chief Financial Officer certifying that the condition set forth in Section 5.03(b) shall have been fulfilled.

ARTICLE VI
TERMINATION

SECTION 6.01     TERMINATION

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Date by:

(a)   The mutual written consent of the Boards of Directors of CSXB and SNX;

(b)   Either CSXB, on the one hand, or SNX, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Merger Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

(c)   CSXB, if SNX shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by CSXB to SNX, or by CSXB, if it is not satisfied with the results of its due diligence investigation and it so notifies SNX;

(d)   SNX, if CSXB shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by SNX to CSXB, or by SNX if it is not satisfied with the results of its due diligence investigation and it so notifies CSXB; or

(e)   Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by January 31, 2010, unless extended by written agreement of CSXB and SNX.

SECTION 7.02     EFFECT OF TERMINATION

If this Agreement is terminated as provided in Section 7.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of CSXB or SNX, provided, however, that (a) the provisions of Article VIII hereof shall survive the termination of this Agreement; (b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any party at the time of such termination.

ARTICLE VII
CONFIDENTIALITY

SECTION 7.01     CONFIDENTIALITY

The Parties shall keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party’s confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

ARTICLE VIII
INDEMNIFICATION

SECTION 8.01     INDEMNIFICATION BY CSXB

CSXB agrees to indemnify, defend and hold harmless each of SNX, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of SNX, any subsidiary or affiliate thereof or an employee of SNX, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “SNX Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys’ fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by CSXB, or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of CSXB or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any SNX Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify CSXB in writing, but the failure to so notify shall not relieve CSXB from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice CSXB.

SECTION 8.02	INDEMNIFICATION BY SNX

SNX shall indemnify, defend and hold harmless each of CSXB, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of CSXB, any subsidiary or affiliate thereof or an employee of CSXB, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the “CSXB Indemnified Parties”) against all losses, claims, damages, costs, expenses (including reasonable attorneys fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by SNX or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of SNX or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any CSXB Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify SNX in writing, but the failure to so notify shall not relieve SNX from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice SNX.

ARTICLE IX
MISCELLANEOUS

SECTION 9.01	EXPENSES

All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02	APPLICABLE LAW

This Agreement shall be governed by the laws of the State of Nevada, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03	NOTICES

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

(a)   If sent by reputable overnight air courier (such as Federal Express), one business day after being sent;

(b)   If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

(c)   If otherwise actually personally delivered, when delivered.

All notices and other communications under this Agreement shall be sent or delivered as follows:

If to SNX, to:

Jennifer Y. Chen
SNX Organic Fertilizers, Inc.
18 Kimberly Court
East Hanover, NJ 07936
Telephone: 973-462-8777

with a copy to (which shall not constitute notice):

Robert Brantl, Esq.
52 Mulligan Lane
Irvington, NY 10533
914-693-3026
914-693-1807 (fax)

If to CSXB, to:

Feng Zhenxing
Three-Kilometer Spot Along the Hayi Highway
Tieli City, Heilongjiang Province, P.R. China
Telephone Number: (86)-458-238688

 With a copy to (which shall not constitute notice):

American Union Securities, Inc.
100 Wall Street, 15th Floor
New York, NY 10005
Telephone: 212-232-0120
Facsimile: 212-785-5867

Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04	ENTIRE AGREEMENT

This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.05	ASSIGNMENT

Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06	COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07	NO THIRD PARTY BENEFICIARIES

Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

CHINA SXAN BIOTECH, INC..

By:	/s/ Feng Zhenxing
Name:	Feng Zhenxing
Title:	Chief Executive Officer

SNX ORGANIC FERTILIZERS, INC.

By:	/s/ Jennifer Y. Chen
Name:	Jennifer Y. Chen
Title:	Chief Executive Officer

Schedules:

1.01  Certificate of Designation of Series C Preferred Stock
5.01  Assignment and Assumption and Management Agreement